Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-51085 and 333-94277 of Arizona Public Service Company on Form S-3 and in Registration Statement No. 333-46161 of Arizona Public Service Company on Form S-8 of our report dated February 9, 2001, appearing in this Annual Report on Form 10-K of Arizona Public Service Company for the year ended December 31, 2000.


DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Phoenix, Arizona

March 12, 2001